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                                                              Exhibit 99


     American Express Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," effective for the quarter and year-ended December 31, 1997. SFAS No. 128 requires the presentation of basic and diluted earnings per common share (EPS) in the income statement. EPS amounts for each quarter in 1997 and 1996 and for each of the six years 1992 through 1997 were as follows:



                             1997                                      1996
                             ----                                      ----
                 1Q       2Q       3Q       4Q            1Q       2Q       3Q       4Q
                 --       --       --       --            --       --       --       --
Basic EPS     $ 0.97   $ 1.12   $ 1.13   $ 1.07        $ 0.82   $ 0.95   $ 0.98   $ 1.27

Diluted EPS   $ 0.94   $ 1.08   $ 1.10   $ 1.04        $ 0.80   $ 0.92   $ 0.95   $ 1.23


                1997        1996         1995         1994         1993         1992
                ----        ----         ----         ----         ----         ----
Basic EPS     $ 4.29      $ 4.02       $ 3.19       $ 2.74       $ 3.25       $ 0.94

Diluted EPS   $ 4.15      $ 3.89       $ 3.10       $ 2.69       $ 3.18       $ 0.94

























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